                                                                     EXHIBIT B-1

                           FORM OF CREDIT AGREEMENT


Borrower:      _________________________

Commitment:    $________________________

Availability:  For cash advances against the Borrower's promissory notes, in an appropriate form similar to either Exhibit A or Exhibit B hereto, provided that all loans mature before ______________________.

Conditions     The Bank shall have no obligation to make advances
Precedent:     hereunder unless it has received:

               a) the Note(s), and a copy of this Agreement, all duly executed;

               b) certified (as of the date of this Agreement) copies of (i) the charter and by-laws of the Borrower and (ii) all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and the Note(s) and each other document to which it is a party to be delivered pursuant to this Agreement;

               c) a certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the name and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note(s) and the other documents to be delivered by the Borrower under this Agreement;

               d) such financial and other information bearing on the Borrower's credit as the Bank may from time to time reasonably request (including, but not limited to the Borrower's audited annual and quarterly financial statements).

                    The acceptance by the Borrower of any advance hereunder shall constitute a representation and warranty by the Borrower to the Bank that the representations and warranties of the Borrower set forth herein are true and correct as of the date of such advance and that no Event of Default then exists.

Tenor of            At the option of the Borrower:
Loans:              a)   Domestic dollar rates - up to 90 days
                    b)   Eurocurrency rates - 1, 2, 3, or 6 months

                    In no event will a loan mature later than
                    _____________________.

Notice of           In the case of Eurocurrency rate borrowings, the
Drawing:            Borrower will notify the bank in writing of drawing requests at least two New York banking days before the date of the borrowing, which date shall be a New York banking day. In the case of Domestic U.S. dollar rate borrowings, the Borrower will notify the Bank in writing of drawing requests by 12:00 noon, New York time, on the date of the borrowing, which date shall be a New York banking day.

Interest Rate: a)   Domestic U.S. dollar rate - at the Bank's New York floating base rate. Interest is payable at maturity over the actual days elapsed on the basis of 365 or 366 day year, whichever the case may be.

               b) Eurodollar rate - at .25% over the rate offered to the Bank in the offshore interbank market of U.S. dollar deposits of the term and the amount of the borrowing, fixed two London business days prior to the date of the borrowing. Interest on each Eurodollar borrowing is calculated over the actual number of days elapsed on the basis of a 360 day year and will be payable at the maturity thereof, provided that in respect of any Eurodollar borrowing with a maturity in excess of three months, interest shall be payable at the end of each three month period and on the maturity thereof.

               c) Subject to availability in the Bank's sole discretion, at a fixed rate to be negotiated between the Bank and the Borrower at prevailing market rates. Interest is payable semi-annually in arrears.

Payments by Bank:   Each borrowing shall be effected by transfer of funds by the
                    Bank to ___________________.


                    Borrowings hereunder shall be made and repaid in Federal Funds unless otherwise agreed to by the Borrower and the Bank.

Commitment Fee:     The Borrower will pay .100% per annum on the average daily unused portion of the Commitment, payable quarterly in arrears on the last day of each calendar quarter on a 365 or 366 day basis (whichever the case may be) for actual days elapsed.

Payments by         The Borrower shall make all payments hereunder
the Borrower:       to _________________________________________________
                    by 12:00 noon New York time, on the date such payment is due. Notwithstanding the foregoing, if payment would otherwise be due on a day which is not a New York banking day, the payment shall instead be made on the next following day which is a New York banking day.

Prepayments:        No advance may be prepaid prior to its maturity unless the
                    Bank gives specific consent thereto in writing, which consent may be withheld in the Bank's sole discretion.

Early Termination:  The Borrower may terminate the unused portion of this
                    Commitment, in whole or in part, at any time, or from time to time, by written or telegraphic notice to the Bank no less than five New York banking days prior to the date of termination.

Taxes/              a)   Payments of all amounts (including, but not limited to,
Indemnification:    principal, interest, and Commitment Fee) shall be free and clear and without deduction for any future taxes, levies, imports or duties imposed by any governmental authority in any jurisdiction or political subdivision or taxing authority therein. The foregoing shall not apply, however, in the case of any tax imposed in the jurisdiction of the Bank hereunder in respect of income or profits of the Bank.

                    b) The Borrower shall indemnify the Bank against, and reimburse it for any net cost to the Bank (as determined by the Bank in good faith) resulting from (i) any material and adverse change in the basis of taxation by any government of payments of principal or of interest on any loan outstanding at the time such change becomes effective; or (ii) the imposition by any government or governmental regulatory agency or authority, of reserve, assessment, special deposit, capital adequacy, or similar requirement, tax, or charge with respect to any loan outstanding at the time such imposition becomes effective or with respect to any deposits or funds acquired by the Bank to fund any such loan; or
                    (iii) the imposition on the Bank of any other condition regarding this Agreement or the Note(s); provided that the foregoing provisions of this clause shall not apply to taxes or increases in taxes imposed on net income.

                    The Borrower will similarly indemnify the Bank as aforesaid in connection with any loan which is made to the Borrower subsequent to the time of the aforementioned change or imposition, provided that the Bank shall have notified the Borrower of such change or imposition prior to the making of such loan.

Default Interest    Should any amount hereunder not be paid when due, it shall
Rate:               accrue interest at a rate of 2% per annum over the rate
                    which would otherwise be applicable to such amount.

Representations     The Borrower represents and warrants to the
and Warranties      Bank that:
by the Borrower:

                    a) the Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and transact the business in which it is now engaged or proposed to be engaged in, and is duly qualified as foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required;

                    b) the execution, delivery, and performance by the Borrower of this Agreement and the Note(s) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (1) contravene the Borrower's Certificate of Incorporation or By-Laws or (2) any law, governmental regulation, or any contractual restriction binding on or affecting the Borrower;

                    c) this Agreement and the Note(s) are legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms;

                    d) the audited financial statements of the Borrower as of ______________ and the interim financial statements as of
                    __________ for the three (3) month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower; and

                    e) there is no pending or threatened action or proceeding against or affecting the Borrower or any of its subsidiaries before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform it obligation under this Agreement or the Note(s).

Events of Default:  In the event that the Borrower:

                    a) defaults in the payment or performance of any obligation or liability owed to the Bank, now existing or hereafter arising, including the obligations under this Agreement and the Note(s);

                    b) defaults in the payment of principal of, or interest on, any other indebtedness for borrowed money (and any such default in the payment of interest shall continue beyond any period of grace applicable thereto) or the occurrence of any event or the existence of any condition the effect of which is to cause (or to permit one or more persons to cause) any individual piece of indebtedness of the Borrower to become due before its stated maturity or before its regularly scheduled payment date;

                    c) makes an assignment for the benefit of creditors, file a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of a receiver or any trustee for the Borrower or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or files any such petition or application, or has any such proceeding commenced against it, which remains undismissed for a period of thirty (30) days or more; or by any act or omission, indicates its, consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of its properties or suffers any such receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or the admission by it of its inability to pay its debts as they mature;

                    d) has title to, or possession of, all or any substantial part of its property taken or managed by the United States Government, any other government (de facto or de jure) or any agency or instrumentality of any thereof;

                    e) makes any representation or warranty to the Bank for the purpose of obtaining any loan, advance, extension of credit or other financial accommodation that was false or incorrect in a material respect when made or deemed made; or

                    f) sells, lends, transfers, or otherwise disposes of all or substantially all of its assets, whether in one or a series of transactions;

                    then the Bank may, at the Bank's option, by written notice to the Borrower, terminate the Bank's Commitment to lend hereunder and declare all Note(s) then outstanding hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

Notices: Unless otherwise specified herein, all notices, requests and other communications hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom addressed, at its address or telephone, telecopier or telex number set forth below, or such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice in writing to the other parties listed below.

Costs and Expenses: The Borrower agrees to pay on demand all costs and expenses in connection with the enforcement of this Agreement or the Note(s), including any attorney's fees.

Governing Law,      This Agreement and the Note(s) shall be deemed to be a
Etc.:               contract made under, and shall be construed in accordance
                    with and governed by, the laws of the State of New York.
                    Both parties hereto hereby consent to the jurisdiction of the state and federal courts of New York State in any suit or proceeding which may arise in connection with this Agreement or the Notes. Both parties hereby waive any objection they might have to the laying of venue in such suit or proceeding in the courts situated in New York City.
                    BOTH PARTIES HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN
                    ANY SUCH SUIT.

If the foregoing terms and conditions are agreeable to you, please signify your acceptance by signing, dating and returning to us the enclosed copy of this Agreement, whereupon it shall constitute a binding agreement between us effective as of the date of your acceptance.

Sincerely,



By:______________________               By:_____________________
Title:___________________               Title:__________________

Address for Notices:



By:_____________________                By:_____________________
Title:__________________                Title:__________________

Address for Notices:

                                   Exhibit A

                        P R O M I S S O R Y     N O T E

$XX,000,000.00

     For value received, the undersigned,
(the "Borrower"), promises to pay to the order of
                                                                   (the "Bank"),


                                                             XXX Million dollars
($XX,000,000.00) or, if less, such lesser amount as shall equal the aggregate outstanding principal amount of the loans (the "Loans") made by the Bank pursuant to the Revolving Credit Facility Agreement of _________________ (the "Agreement") exclusively in lawful money of the United States of America, on the maturity dates (the "Maturity Dates") for such Loans. The Borrower shall also pay interest (computed on the basis of a year of 360 days over the actual number of days elapsed) on the unpaid principal amount of each Loan from the date of the borrowing of such amount until the Maturity Date at the rates and at the times set forth in the Agreement.

     The Bank shall enter in its internal records and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorse on the schedule attached hereto or any continuation thereof, the date and amount of each Loan made by the Bank to the Borrower hereunder, the date and amount of each repayment of principal and interest, and the Maturity Date of each Loan. Entries made in such internal records reflecting said information as to all Loans shall constitute prima facie evidence of the transactions represented by such entries provided, however, that the failure by the Bank to make an entry in such records shall not limit or otherwise affect the obligation of the Borrower hereunder to make payment of the principal amount and interest accrued thereon.

     This is one of the "Note(s)" referred to in the Agreement. This Note incorporates by this reference the provisions of said Agreement, including the provisions for payment dates of interest, acceleration of indebtedness, and payment of expenses and attorney fees.

     This Note shall be governed by, and construed in accordance with the laws of the State of New York.

     The Borrower hereby waives all defenses to enforcement of, and collection upon, this Note, including lack of presentment, protest, and all notices.


By:_____________________                By:_____________________
Title:__________________                Title:__________________

                        BORROWING AND PAYMENT SCHEDULE


          Princip.             Date and
Loan      Amount    Maturity   Amount of Interest  Notation
Date      of Loan   Date       Repayment    Rate   Made by
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
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

                                   Exhibit B

                        P R O M I S S O R Y     N O T E

$XX,000,000.00

          For value received, the undersigned,
(the "Borrower"), promises to pay to the order of
                                                                   (the "Bank"),


                                                              XX Million dollars

($XX,000,000.00) or, it less, such lesser amount as shall equal the aggregate outstanding principal amount of the loans (the "Loans") made by the Bank pursuant to the Revolving Credit Facility Agreement of ________________ (the "Agreement") exclusively in lawful money of the United States of America, on the maturity dates (the "Maturity Dates") for such Loans. The Borrower shall also pay interest (computed on the basis of a year of 365 or 366 days, whichever the case may be, over the actual number of days elapsed) on the unpaid principal amount of each Loan from the date of the borrowing of such amount until the Maturity Date at the rates and at the times set forth in the Agreement.

          The Bank shall enter in its internal records and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorse on the schedule attached hereto or any continuation thereof, the date and amount of each Loan made by the Bank to the Borrower hereunder, the date and amount of each repayment of principal and interest, and the Maturity Date of each Loan. Entries made in such internal records reflecting said information as to all Loans shall constitute prima facie evidence of the transactions represented by such entries provided, however, that the failure by the Bank to make an entry in such records shall not limit or otherwise affect the obligation of the Borrower hereunder to make payment of the principal amount and interest accrued thereon.

          This is one of the "Note(s)" referred to in the Agreement. This Note incorporates by this reference the provisions of said Agreement, including the provisions for payment dates of interest, acceleration of indebtedness, and payment of expenses and attorney fees.

          This Note shall be governed by, and construed in accordance with the laws of the State of New York.

          The Borrower hereby waives all defenses to enforcement of, and collection upon, this Note, including lack of presentment, protest, and all notices.


By:____________________                      By:_____________________
Title:__________________                     Title:__________________

                         BORROWING AND PAYMENT SCHEDULE


          Princip.             Date and
Loan      Amount    Maturity   Amount of Interest  Notation
Date      of Loan   Date       Repayment    Rate   Made by
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
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